SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

 ____________________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported):  December 20, 2011

 ZAGG Inc
 (Exact name of registrant as specified in its charter)

Nevada	001-34528	20-2559624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3855 South 500 West, Suite J Salt Lake City, Utah	84115
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (801) 263-0699

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD
Item 7.01 Regulation FD Disclosure.

Section 8 - Other Events
Item 8.01 Other Events.

On December 21, 2011, ZAGG Inc (the “Company”) issued a press release to provide updated revenue guidance for 2011.  The Company announced that it expects revenues for full year 2011 to exceed $175 million. This compares to previously published guidance of $170 million for the year.

On a December 20, 2011, conference call with a sell-side analyst, the firm’s salespeople and clients, the Company had stated that it expects revenue to exceed the previously issued revenue guidance of $170 million for 2011.  The press release was issued to provide updated guidance.

The information furnished under items 7.01 and 9.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press Release dated December 21, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAGG Inc

By:

/s/ BRANDON T. O’BRIEN
Brandon T. O’Brien
Chief Financial Officer

Date: December 21, 2011

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